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Exhibit 23.1

Consent of Independent Auditor

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-47017, 333-34559, and 333-56794) pertaining to the Univision Communications Inc. 1996 Performance Award Plan, and the Registration Statement (Form S-3 No. 333-57712) of our reports dated February 17, 2003, with respect to the consolidated financial statements and schedule of Univision Communications Inc. and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

New York, New York
March 21, 2003

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  Exhibit 23.1
Consent of Independent Auditor